Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated April 5, 2021, with respect to the consolidated financial statements of Parsley Energy, Inc. and its subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

May 19, 2021